_______________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): July 6, 2005 (July 1, 2005)


                               DST Systems, Inc.
              (Exact name of Registrant as Specified in Charter)


          Delaware                      1-14036               43-1581814
(State or other Jurisdictions of      (Commission         (I.R.S. Employer
 Incorporation or Organization)       File Number)       Identification Number)


             333 West 11th Street                                 64105
             Kansas City, Missouri                              (Zip Code)
  (Address of principal executive offices)


       Registrant's telephone number, including area code (816) 435-1000


                                Not Applicable
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT;
ITEM 8.01.  OTHER EVENTS

Share Sale and Purchase Agreement

         On July 5, 2005, DST Systems, Inc. (the "Company") announced that, on July 1, 2005, the Company had entered into a Share Sale and Purchase Agreement, dated as of July 1, 2005 (the "Purchase Agreement"), with Amdocs Limited ("Amdocs") and Amdocs Inc., a wholly owned subsidiary of Amdocs ("Amdocs Sub"). A copy of the Company's press release announcing the execution of the Purchase Agreement and the closing of the transactions contemplated thereby is attached as Exhibit 99.1 and is incorporated herein by reference.

         Pursuant to the terms of the Purchase Agreement, Amdocs Sub acquired on July 1, 2005, all of the capital stock of DST Interactive, Inc. ("DST Interactive") and DST Innovis, Inc. ("DST Innovis"), wholly owned subsidiaries of DST (the "Acquisition"). DST Interactive, DST Innovis and their respective subsidiaries are referred to collectively herein as the "Innovis Entities." Amdocs Sub paid a purchase price of approximately $238 million in cash for the Innovis Entities, subject to upward or downward adjustment based upon the working capital of the Innovis Entities.

         The Company has made customary representations and warranties and covenants in the Purchase Agreement, agreeing, among other things, for a period following the Acquisition, not to compete with the Innovis Entities in certain agreed upon business lines conducted by the Innovis Entities.

         In addition, pursuant to the terms of the Purchase Agreement, each party has agreed to indemnify the other for an agreed upon period following the Acquisition for damages arising from, among other things, such party's breach of its representations, warranties or covenants under the Purchase Agreement, subject to limitation in accordance with agreed upon deductibles and caps on indemnifiable damages.

         In connection with the Acquisition, the parties have also entered into several ancillary and related agreements designed to ensure a smooth transition of the Innovis Entities from the Company to Amdocs. With respect to print/mail services, Amdocs has signed an agreement with a subsidiary of the Company, DST Output, LLC ("Output"), pursuant to which Output will continue to support the printing and mailing of bills for the Innovis Entities' customer base. Under the terms of that agreement, Output will be a preferred vendor of billing printing and mailing for projects that combine those services with billing support, and Output may be selected as the provider of these services for additional Amdocs customers in North America. In addition, the parties have entered into customary transition services and license agreements.

         A copy of the Purchase Agreement is attached as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement.


ITEM 9.01.  EXHIBITS

(c)  Exhibits

     Exhibit No.     Exhibit Description
     -----------     -------------------

       2.1 Share Sale and Purchase Agreement, dated as of July 1, 2005, by and among DST Systems, Inc., Amdocs Inc. and Amdocs Limited.

       99.1          Press Release dated July 5, 2005.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            DST Systems, Inc.
                                            (Registrant)


Date:  July 6, 2005                         By: /s/ Randall D. Young
                                                ------------------------------
                                            Name:  Randall D. Young
                                            Title: Vice President, General
                                                   Counsel and Secretary

                                 Exhibit Index
                                 -------------


  Exhibit No.      Exhibit Description
  -----------      -------------------

      2.1 Share Sale and Purchase Agreement, dated as of July 1, 2005, by and among DST Systems, Inc., Amdocs Inc. and Amdocs Limited.

     99.1          Press Release dated July 5, 2005.